SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2010

K-Fed Bancorp
(Exact Name of Registrant as Specified in Charter)

Federal	000-50592	20-0411486
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA	91724
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.                      Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On June 3, 2010, K-Fed Bancorp (the “Company”) provided notice to all of its directors and executive officers of an upcoming blackout period under the Kaiser Federal Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”) due to the transfer of assets in the 401(k) Plan in connection with a change in retirement plan vendors.  The blackout period is expected to begin on or about June 23, 2010, and end on or about July 11, 2010.  This Form 8-K is being filed to comply with the SEC requirement that notice of a covered blackout period under the 401(k) Plan be given to directors and executive officers of the Company and also furnished to the SEC under cover of Form 8-K.  The notice being sent to those persons on June 3, 2010 is being filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item.

Item 9.01                      Financial Statements and Exhibits

(a) (b) (c)	Financial Statements of Businesses Acquired. Not applicable Pro Forma Financial Information. Not Applicable Exhibits.

Exhibit No.                                Description

99.1	Notice of Blackout Period dated June 3, 2010 to Directors and Executive Officers of K-Fed Bancorp and Kaiser Federal Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

DATE: June 3, 2010	By:	/s/ K. M. Hoveland
K. M. Hoveland
President and Chief Executive Officer